Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

WARRANT TO PURCHASE

COMMON STOCK OF

PICARD MEDICAL, INC.

Warrant Shares: [_______]                                                        Issuance Date: ________, 202_

This certifies that [ ], or any party to whom this Warrant is assigned in accordance with its terms (the “Holder”), is entitled to subscribe for and purchase [ ] shares of Common Stock of Picard Medical, Inc., a Delaware corporation (the “Company”), on the terms and conditions of this Warrant, in accordance with and as partial consideration for that certain 3% Unsecured Convertible Note (the “Note”), issued by the Company, dated [ ]. Capitalized terms not defined herein have the meanings as such terms are defined in the Note.

1.         Definitions. As used in this Warrant, the term:

1.1         “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including any funds, feeder funds or managed accounts, currently combinator or hereafter managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder, any of the foregoing, or any of the Holder’s investment manager, (iii) any Person acting or who could be deemed to be acting as a “group” together with the Holder or any of the foregoing, and (iv) any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act.

1.2         “Common Stock” means shares of common stock of Company, par value $0.0001 per share.

1.3         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.4         “Expiration Date” means the date twenty (24) months after the Issuance Date.

1.5         “1933 Act” means the Securities Act of 1933, as amended.

1.6         “September Notes” means collectively, the convertible notes issued by the Company to each different noteholder on September [ ], 2026.

1.7         “September Warrants” means collectively, the Warrants issued by the Company to each different holder of the September Notes upon conversion of the September Notes

1.8         “Warrant” means this Warrant and any warrants delivered in substitution or exchange for this Warrant in accordance with the provisions of this Warrant.

1.9         “Warrant Price” means $0.0001 per share.

1.10         “Warrant Shares” means [ ] shares of Common Stock, which equals to the result of (i) principal amount set forth under the Conversion Notice divided by (ii) the Conversion Price.

2.         Exercise of Warrant. At any time after the two-month anniversary of the Issuance Date and before the Expiration Date, the Holder may exercise the purchase rights represented by this Warrant, in whole or in part, by surrendering this Warrant (with a duly executed subscription in the form attached) at the Company’s principal corporate office (on the date hereof at the location specified in Section 10 of this Warrant) and by paying the Company, by check payable to the Company, the aggregate Warrant Price for the shares of Common Stock being purchased.

2.1         Delivery of Certificates. Within three (3) days after each exercise of the purchase rights represented by this Warrant, the Company shall deliver a certificate for the shares of Common Stock so purchased to the Holder and, unless this Warrant has been fully exercised or expired, a new Warrant representing the balance of the shares of Common Stock subject to this Warrant.

2.2         Effect of Exercise. The person entitled to receive the shares of Common Stock issuable upon any exercise of the purchase rights represented by this Warrant shall be treated for all purposes as the holder of such shares of record as of the close of business on the date of exercise.

2.3         Limitations on Conversions.

(i) Beneficial Ownership. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of September Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2.3(i). For purposes of this Section 2.3(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or its transfer agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 2.3(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Exercise Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.3(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2.3(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to the successor holder of this Warrant.

(ii) Principal Market Regulation. The Company shall not issue any shares of Common Stock upon exercise of this Warrant or otherwise pursuant to the terms of this Warrant if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon (i) conversion of September Notes and (ii) exercise of September Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Trading Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NYSE American Guide Section 713(a)(ii), the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Trading Market for issuances of shares of Common Stock in excess of such amount.

2.3         Issue Taxes. The Company shall pay all issue and other taxes that may be payable in respect of any issue or delivery to the Holder of shares of Common Stock upon exercise of this Warrant.

3.         Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all securities that it may issue upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges. The Company further covenants and agrees that, during the period within which the Holder may exercise the rights represented by this Warrant, the Company shall at all times have authorized and reserved for issuance enough shares of its Common Stock or other securities for the full exercise of the rights represented by this Warrant. The Company shall not, by an amendment to its Articles of Association or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

4.         Adjustments. The Warrant Price and the number of shares of Common Stock that the Company must issue upon exercise of this Warrant shall be subject to adjustment in accordance with Sections 4.1 through 4.3.

4.1         Intentionally Omitted.

4.2         Adjustments for Reclassification and Reorganization. If the shares of Common Stock issuable upon exercise of this Warrant changes into shares of any other class or classes of security or into any other property for any reason other than a subdivision or combination of shares, including without limitation any reorganization, reclassification, merger or consolidation, the Company shall take all steps necessary to give the Holder the right, by exercising this Warrant, to purchase the kind and amount of securities or other property receivable upon any such change by the owner of the number of shares of Common Stock subject to this Warrant immediately before the change.

4.3         Spin Offs. If the Company spins off any subsidiary by distributing to the Company's shareholders as a dividend or otherwise any stock or other securities of the subsidiary, the Company shall reserve until the Expiration Date enough of such shares or other securities for delivery to the Holders upon any exercise of the rights represented by this Warrant to the same extent as if the Holders owned of record all shares of Common Stock or other securities subject to this Warrant on the record date for the distribution of the subsidiary's shares or other securities.

4.4         Certificates as to Adjustments. Upon each adjustment or readjustment required by this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with this Section, cause independent public accountants selected by the Company to verify such computation and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

5.         Fractional Shares. The Company shall not issue any fractional shares in connection with any exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall round such fraction of a share up to one whole share.

6.         Intentionally Omitted.

7.         Transfer and Exchange.

7.1         Transfer. Subject to Section 7.3, the Holder may transfer all or part of this Warrant at any time on the books of the Company electronically upon surrender of this Warrant, properly endorsed. Upon such surrender, the Company shall issue and deliver to the transferee a new Warrant or Warrants representing the Warrants so transferred. Upon any partial transfer, the Company shall issue and deliver to the Holder a new Warrant or Warrants with respect to the Warrants not so transferred.

7.2         Exchange. The Holder may exchange this Warrant at any time at the principal office of the Company for Warrants in such denominations as the Holder may designate in writing. No such exchanges will increase the total number of shares of Common Stock or other securities that are subject to this Warrant.

7.3         Securities Act of 1933. By accepting this Warrant, the Holder agrees that this Warrant and the shares of the Common Stock issuable upon exercise of this Warrant may not be offered or sold except in compliance with the 1933 Act, and then only with the recipient's agreement to comply with this Section 7 with respect to any resale or other disposition of such securities. The Company may make a notation on its records in order to implement such restriction on transferability.

8.         Loss or Mutilation. Upon the Company's receipt of reasonably satisfactory evidence of the ownership and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) of a reasonably satisfactory indemnity or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver a new Warrant to the Holder.

9.         Successors. All the covenants and provisions of this Warrant shall bind and inure to the benefit of the Holder and the Company and their respective successors and assigns.

10.         Notices. All notices and other communications given pursuant to this Warrant shall be in writing and shall be deemed to have been given when personally delivered or when mailed by prepaid registered, certified or express mail, return receipt requested. Notices should be addressed as follows:

(a)         If to Holder, then to the address of the Holder on file in the books and records of the Company.

(b)         If to the Company, then to:

Picard Medical, Inc.

1992 E Silverlake

Tucson, AZ, 85713

Tel: (520) 545-1234

Attention: Georgina Smith

Chief Accounting Officer

Such addresses for notices may be changed by any party by notice to the other party pursuant to this Section 10.

11.         Amendment. This Warrant may be amended only by an instrument in writing signed by the Company and the Holder.

12.         Construction of Warrant. This Warrant shall be construed as a whole and in accordance with its fair meaning. A reference in this Warrant to any section shall be deemed to include a reference to every section the number of which begins with the number of the section to which reference is made. This Warrant has been negotiated by both parties and its language shall not be construed for or against any party.

13.         Law Governing. This Warrant is executed, delivered and to be performed in the State of New York and shall be construed and enforced in accordance with and governed by the New York law without regard to any conflicts of law or choice of forum provisions.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of [                    ], 2026.

PICARD MEDICAL, INC.

By:

Name: Richard Fang

Title: Chief Executive Officer

SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

The undersigned Holder hereby irrevocably elects to exercise the attached Warrant and to purchase ____________ shares of Common Stock of Picard Medical, Inc. issuable upon the exercisable of such Warrant and requests that certificates for such shares of Common Stock be issued in the name of:

_________________________________

(Please type or print name and address)

_________________________________

_________________________________

_________________________________

(Social Security or Taxpayer I.D. No.)

and delivered to _____________________________________________________________________

___________________________________________________________________________________

(Please type or print name and address)

and, if such number of shares of Common Stock shall not be all the shares of Common Stock evidenced by such Warrant, that a new Warrant for the balance of such shares of Common Stock shall be registered in the name of, and delivered to, the Holder at the address stated below. Capitalized terms used and not defined herein shall have the respective meaning ascribed to them in the attached Warrant.

In full payment of the purchase price with respect to the shares of Common Stock exercised, the undersigned hereby [tenders payment of $ ________ by check payable in United States currency to the order of Picard Medical, Inc. pursuant to Section 2(a) of the attached Warrant][exercises the attached Warrant with respect to _____ shares of Common Stock via means of cashless exercise pursuant to Section 2(b) of the attached Warrant and instructs the Company to issue _____ shares of Common Stock to the Holder.]

Dated:         ____________________                  _________________________________________

_________________________________________

(Address)

_________________________________________

(Social Security or Taxpayer I.D. No.)

ISSUE OF A NEW WARRANT

(To be executed only upon partial exercise,

exchange, or partial transfer of Warrant)

Please issue Warrants, each representing the right to purchase shares of Common Stock of Picard Medical, Inc. to the registered holder.

Dated:

(Signature of Registered Holder)

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered Holder of this Warrant sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Stock set forth below (the “Transfer”):

Name of Assignee Address No. of Shares

The undersigned irrevocably constitutes and appoints as the undersigned’s attorney-in-fact, with full power of substitution, to make the transfer on the books of Picard Medical, Inc.

Dated:

(Signature)